Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Annual Report on Form 10-KSB of Fortified Holdings Corp. of our report dated May 22, 2007, relating to the financial statements of Z5 Technologies, LLC for the year ended December 31, 2006.

/s/ O’Connor Davies Munns & Dobbins, LLP

Stamford, Connecticut
April 14, 2008